Exhibit 10.2

Execution Version

SECURITIES EXCHANGE AGREEMENT

September 30, 2020

This Securities Exchange Agreement (the “Agreement”) is entered into by and among Enterprise Products Partners L.P., a Delaware limited partnership (the “Partnership”), and OTA Holdings, Inc., a Delaware corporation (“OTA”), as of the date first written above whereby OTA will exchange the Exchanged Securities (as defined below) for Series A Cumulative Convertible Preferred Units representing limited partnership interests of the Partnership (the “Series A Preferred Units”).

WHEREAS, OTA currently owns 54,807,352 common units representing limited partnership interests of the Partnership (the “Common Units”), and such Common Units delivered to the Partnership pursuant to the terms of this Agreement in exchange for Series A Preferred Units are referred to herein as the “Exchanged Securities”; and

WHEREAS, in connection with the transactions contemplated hereby, the Partnership will amend the Sixth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of November 22, 2010, as amended from time to time in accordance with the terms thereof (including, as the context requires, by the Seventh A&R LPA (as defined below), as it may be further amended and restated from time to time in accordance with its terms) (the “Partnership Agreement”), as set forth in the Seventh Amended and Restated Agreement of Limited Partnership of the Partnership, substantially in the form attached hereto as Exhibit A (the “Seventh A&R LPA”); and

WHEREAS, concurrent with the Closing of the Transactions (as defined below) contemplated hereby, the Partnership will issue additional Series A Preferred Units pursuant to a Series A Cumulative Convertible Preferred Unit Purchase Agreement, dated as of the date hereof, by and among the Partnership and the Purchasers named therein (the “Series A Purchase Agreement”).

On and subject to the terms hereof, the parties hereto agree as follows:

ARTICLE I

EXCHANGE OF SECURITIES

Section 1.1 Exchange of Securities. Upon and subject to the terms set forth in this Agreement, at the Closing (as defined herein), OTA hereby agrees to deliver to the Partnership the Exchanged Securities in exchange for 855,915 Series A Preferred Units (based on the volume-weighted average price of the Common Units for the five (5) consecutive full trading days ending on the last full trading day immediately prior to the Closing Date). The transactions contemplated by this Agreement, including the issuance, delivery and acceptance of the Series A Preferred Units, and the exchange of the Exchanged Securities, are collectively referred to herein as the “Transactions.”

Section 1.2 Closing. The closing of the Transactions (the “Closing”) shall occur on September 30, 2020 or such other date as may be mutually agreed upon by the parties in writing (the “Closing Date”). At the Closing, (a) OTA shall deliver or cause to be delivered to the

Partnership all right, title and interest in and to its Exchanged Securities, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto (collectively, “Liens”), together with any certificates duly endorsed or accompanied by any stock powers duly endorsed in blank, or other documents of conveyance or transfer that the Partnership may deem necessary or desirable to transfer to and confirm in the Partnership all right, title and interest in and to the Exchanged Securities, free and clear of any Liens, and (b) the Partnership shall deliver to OTA the Series A Preferred Units in book-entry form in the name of OTA with the transfer agent named below. The transfer of the Exchanged Securities shall be effected in accordance with the instructions to be provided by the Partnership to Equiniti Trust Company (an affiliate of Equiniti Group plc), d/b/a EQ Shareowner Services, the transfer agent for the Series A Preferred Units.

Section 1.3 Termination. This Agreement may be terminated at any time prior to the Closing with the mutual written consent of the Partnership and OTA.

ARTICLE II

COVENANTS, REPRESENTATIONS AND WARRANTIES OF OTA

OTA hereby covenants as follows, and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and at the Closing, to the Partnership, and all such covenants, representations and warranties shall survive the Closing.

Section 2.1 Existence. OTA is duly organized and validly existing and in good standing under the laws of its state of formation, with all necessary power and authority to own properties and to conduct its business as currently conducted.

Section 2.2 Authorization; Enforceability. OTA has all requisite power and authority to execute and deliver, and to perform its obligations under, this Agreement. The execution, delivery and performance of this Agreement by OTA and the consummation by it of the Transactions have been duly and validly authorized by all necessary legal action, and no further consent or authorization of OTA is required. This Agreement has been duly executed and delivered by OTA and constitutes a legal, valid and binding obligation of OTA; provided that, the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

Section 2.3 No Breach. The execution, delivery and performance of this Agreement by OTA and the consummation of the Transactions by OTA will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which OTA is a party or by which OTA is bound or to which any of the property or assets of OTA is subject, (b) conflict with or result in any violation of the provisions of the organizational documents of OTA, or (c) violate any law of any governmental authority or body having jurisdiction over OTA or the property or assets of OTA, except in the case of clauses (a) and (c), for such conflicts, breaches, violations or defaults as would not prevent the consummation of the transactions contemplated by this Agreement.

Section 2.4 Title to the Exchanged Securities. (a) OTA is the sole legal and beneficial owner of the Exchanged Securities; (b) OTA has good, valid and marketable title to its Exchanged Securities, free and clear of any Liens (other than pledges or security interests that OTA may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker); (c) OTA has not, in whole or in part, except as described in the preceding clause (b), (i) assigned, transferred, hypothecated, pledged, exchanged or otherwise disposed of any of its Exchanged Securities or its rights in its Exchanged Securities or (ii) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to its Exchanged Securities; and (d) upon the applicable OTA’s delivery of its Exchanged Securities to the Partnership pursuant to the Transactions, such Exchanged Securities shall be free and clear of all Liens created by OTA or any other person acting for OTA.

Section 2.5 Accredited Investor Status; Sophisticated Purchaser. OTA is a wholly owned subsidiary of the Partnership, is an “accredited investor” within the meaning of Rule 501 under the Securities Act of 1933, as amended from time to time, and the rules and regulations of the United States Securities and Exchange Commission promulgated thereunder (the “Securities Act”) and is able to bear the risk of its investment in the Series A Preferred Units. OTA has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the Transactions.

Section 2.6 Restricted Securities. OTA understands that, until such time as the Series A Preferred Units, the PIK Units (as defined below) and the Conversion Units, as applicable, may be sold without limitation under the requirements of Rule 144 under the Securities Act, such securities will bear a restrictive legend to the effect that they have not been registered under the Securities Act or any state securities laws and may not be resold other than pursuant to such registration or an available exemption therefrom, in addition to any other legends or notations as provided in this Agreement and/or the Partnership Agreement. “PIK Units” means any additional Series A Preferred Units issued by the Partnership to the Purchasers as in-kind distributions pursuant to the Seventh A&R LPA. “Conversion Units” means the Common Units issuable upon conversion of the Series A Preferred Units or PIK Units.

Section 2.7 No Brokers. No broker, investment banker, finder or other person has been retained by or authorized to act on behalf of OTA in connection with the transactions contemplated hereby, and no commission or other remuneration has been paid or given directly or indirectly to, by or on behalf of OTA in connection with or in order to solicit or facilitate the Transactions.

ARTICLE III

COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP

The Partnership hereby covenants as follows, and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and at the Closing, to OTA, and all such covenants, representations and warranties shall survive the Closing.

Section 3.1 Existence. The Partnership is duly organized and validly existing and in good standing under the laws of its state of formation, with all necessary limited partnership power and authority to own properties and to conduct its business as currently conducted.

Section 3.2 Authorization; Enforceability. The Partnership has all requisite power and authority to execute and deliver, and to perform its obligations under, this Agreement. The execution, delivery and performance of this Agreement by the Partnership and the consummation by it of the Transactions have been duly and validly authorized by all necessary legal action, and no further consent or authorization of the Partnership is required. This Agreement has been duly executed and delivered by the Partnership and constitutes a legal, valid and binding obligation of the Partnership; provided that, the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

Section 3.3 Authorization of the Series A Preferred Units. The Series A Preferred Units and the limited partner interests represented thereby will be duly authorized by the Partnership pursuant to the Partnership Agreement prior to the Closing and, when issued and delivered to OTA in exchange for the Exchanged Securities in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required by the Partnership Agreement) and non-assessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 or 17-804 of the Delaware Revised Uniform Limited Partnership Act, as amended from time to time (the “Delaware LP Act”)) and will be free of any and all Liens and restrictions on transfer, other than (i) restrictions on transfer under the Partnership Agreement, this Agreement or applicable state and federal securities laws, (ii) with respect to each Purchaser’s Series A Preferred Units and the limited partner interests represented thereby, such Liens as are created by such Purchaser and (iii) such Liens as arise under the Partnership Agreement or the Delaware LP Act.

Section 3.4 No Violations. The execution, delivery and performance of this Agreement by the Partnership and the consummation of the Transactions by the Partnership will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which the Partnership is a party or by which the Partnership is bound or to which any of the property or assets of the Partnership is subject, (b) conflict with or result in any violation of the provisions of the organizational documents of the Partnership, or (c) violate any law of any governmental authority or body having jurisdiction over the Partnership or the property or assets of the Partnership, except in the case of clauses (a) and (c), for such conflicts, breaches, violations or defaults as would not prevent the consummation of the transactions contemplated by this Agreement.

Section 3.5 No Commissions. No commission or other remuneration has been paid or given directly or indirectly by or on behalf of the Partnership in connection with or in order to solicit or facilitate the Transactions.

Section 3.6 Unregistered Securities; Legend. The issuance of the Series A Preferred Units pursuant to the Transactions is exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(9) thereof. However, as OTA is an affiliate of the Partnership and the Exchange Securities are restricted securities, and as acknowledged by OTA in Section 2.6 above, the Series A Preferred Units will be issued with a restrictive legend to the effect that they have not been registered under the Securities Act or any state securities laws and may not be resold other than pursuant to such registration or an available exemption therefrom, in addition to any other legends or notations as provided in this Agreement and/or the Partnership Agreement.

ARTICLE IV

CONDITIONS TO CLOSING

Section 4.1 Conditions to the Partnership’s Obligations. The obligations of the Partnership under this Agreement shall be subject to the following conditions: (a) the performance in all material respects by OTA of its covenants and obligations hereunder; and (b) the representations and warranties of OTA contained herein shall be true and correct on the date hereof and on and as of the Closing Date.

Section 4.2 Condition to OTA’s Obligations. The obligations of OTA under this Agreement shall be subject to the following conditions: (a) the performance in all material respects by the Partnership of its covenants and obligations hereunder; (b) the representations and warranties of the Partnership contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and (c) since the date of this Agreement, there has been no material adverse change in the condition, financial or otherwise or business affairs of the Partnership and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business.

Section 4.3 Mutual Conditions to Parties’ Obligations. The obligations of each of OTA and the Partnership under this Agreement shall be subject to the following conditions: (a) the execution and delivery by the General Partner of the Seventh A&R LPA prior to the Closing; and (b) the concurrent consummation of the transactions contemplated by the Series A Purchase Agreement.

ARTICLE V

MISCELLANEOUS

Section 5.1 Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, electronic mail, air courier guaranteeing overnight delivery or personal delivery to the following addresses:

(a)	If to OTA, to:

OTA Holdings, Inc.

c/o Enterprise Products Partners L.P.

1100 Louisiana Street, 10th Floor

Houston, Texas 77002

Attention: General Counsel

Email: GeneralCounsel@eprod.com

(b)	If to the Partnership, to:

Enterprise Products Partners L.P.

1100 Louisiana Street, 10th Floor

Houston, Texas 77002

Attention: General Counsel

Email: GeneralCounsel@eprod.com

with a copy to (which shall not constitute notice):

Sidley Austin LLP

1000 Louisiana Street

Suite 5900

Houston, TX 77002

Attention: David C. Buck

Email: dbuck@sidley.com

or to such other address as the Partnership or OTA may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified or registered mail, return receipt requested, or regular mail, if mailed; upon actual receipt of the facsimile, if sent via facsimile; when sent, if sent by electronic mail prior to 5:00 p.m. Houston, Texas time on a Business Day, or on the next succeeding Business Day, if not; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 5.2 Entire Agreement. This Agreement and any documents and agreements executed in connection with the Transactions embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

Section 5.3 Construction. References in the singular shall include the plural, and vice versa, unless the context otherwise requires. Headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meanings of the provisions hereof. Neither party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against either party.

Section 5.4 Governing Law; Submission to Jurisdiction. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of laws. Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Delaware, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Delaware over any such action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 5.5 Waiver of Jury Trial. THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 5.6 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.

Section 5.7 Tax Documentation. OTA has provided and attached hereto, or will provide no later than two business days prior to Closing, copies of whichever of the following is applicable to OTA: (a) a properly completed and executed Internal Revenue Service (“IRS”) Form W-9, or (b) a properly completed and executed IRS Form W-8BEN-E, IRS Form W-8BEN or other applicable IRS Form W-8 (including any IRS forms, documents or schedules required to be attached thereto); provided, however, that if an OTA fails to provide such forms prior to Closing with enough time for the Partnership to adequately review such forms then the Partnership may withhold on any cash payments to or for the benefit of such OTA at the applicable withholding rate. OTA will make reasonable efforts to provide any other documentation reasonably requested by the Partnership.

Section 5.8 Amendments; Waivers. No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by the Partnership and OTA, or in the case of a waiver, by the party against whom the waiver is to be effective. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights nor shall any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law or otherwise.

Section 5.9 Binding Effect; Assignment. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any person other than the parties to this Agreement and their respective successors and permitted assigns.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

ENTERPRISE PRODUCTS PARTNERS L.P.

By:	Enterprise Products Holdings LLC,
its General Partner

By:	/s/ W. Randall Fowler
	Name:	W. Randall Fowler
	Title:	Co-Chief Executive Officer and
Chief Financial Officer

OTA HOLDINGS INC.

By:	/s/ Christian M. Nelly
	Name:	Christian M. Nelly
	Title:	Executive Vice President – Finance
and Sustainability and Treasurer

Signature Page to Securities Exchange Agreement